 US Antimony Corporation Audit Committee Report

US Antimony Corporation’s Audit Committee consists of three directors, each of whom has been determined by the Board to be “independent” as defined by the listing standards of the New York Stock Exchange (NYSE) and the applicable rules of the SEC.  The members of the Committee are Gary Babbitt (chairman) ; Leo Jackson; and Hart Baitis, the Chair of the Audit Committee.  The Audit Committee is governed by a written charter adopted by the Board.  A copy of the current Audit Committee charter is at the Corporate Office in Thompson Falls, Montana.

US Antimony Corporation’s management is responsible for US Antimony’s internal controls and financial reporting and the preparation of US Antimony’s consolidated financial statements. US Antimony independent accountant, Decoria , Maichel LLP , Teague of Spokane , Washington (DMT, and referred to also as independent auditors herein) are responsible for auditing US Antimony’s annual consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board.  The independent auditors also are responsible for issuing a report on those financial statements and a report on US Antimony’s internal control over financial reporting.  The Audit Committee monitors these processes.  The Audit Committee is responsible for selecting, engaging, and overseeing US Antimony’s independent auditors. This is the first report of the Audit Committee following its organization in December 2011.

As part of the oversight process, the Audit Committee has met with and will regularly meet with management of the Company ( CFO , Controller, and President), and the Company’s independent auditors.  The Audit Committee often meets with each of these groups separately in closed sessions.  The Audit Committee had full access to management, and the Company’s independent auditors.  To fulfill its responsibilities, the Audit Committee did, among other things, the following:

•	Reviewed and discussed with US Antimony’s management and the independent auditors US Antimony’s audited consolidated financial statements for fiscal 2011;

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Reviewed management’s representations that those consolidated financial statements were prepared in accordance with generally accepted accounting principles and fairly present the consolidated results of operations and consolidated financial positions of the Company for the fiscal years covered by those consolidated financial statements;

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Discussed with the independent auditors the matters required by Statement on Auditing Standards 61, as modified or supplemented, and SEC rules, including matters related to the conduct of the audit of US Antimony’s consolidated financial statements;

•	Reviewed with the internal auditors the staffing and procedure for auditing the Company’s operations in Mexico;

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 Discussed with and received written disclosures and the letter from DMT required by applicable independence standards, rules and regulations relating to DMT’s independence from US Antimony, and discussed with DMT its independence from US Antimony;

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Based on the discussions with management , the independent auditors’ disclosures, letter to the Audit Committee, the representations of management and the reports of the independent accountants, the Audit Committee recommended to the board that US Antimony’s audited annual consolidated financial statements for fiscal 2011 filing filed with the SEC;

•	Reviewed all audit services performed for US Antimony by DMT;

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Selected and appointed DMT as US Antimony’s independent auditors to audit and report on the annual consolidated financial statements of US Antimony to be filed with the SEC prior to US Antimony’s Annual Shareholders’ Meeting to be held in calendar year 2011;

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Monitored the progress and results of the testing of internal controls over financial reporting pursuant to Section 404 of SOX, reviewed a report from management and the internal auditors of the Company regarding the design, operation and effectiveness of internal controls over financial reporting, and regarding the effectiveness of internal controls over financial reporting; and reviewed management plans to implement internal controls,  and

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Received reports from management regarding the Company’s policies, processes, and procedures regarding compliance with applicable laws and regulations and the Statement of Ethics, all in accordance with the Audit Committee’s charter.

The Audit Committee submits this report on March 9, 2012:

Gary Babbitt, Chairman
Leo Jackson
Hart Baitis